EX-99.23.j

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As the independent registered public accounting firm, we hereby consent to the use of our report dated May 22, 2008 on the financial statements of the Congressional Effect Family of Funds, comprised of the Congressional Effect Fund as of May 5, 2008 and for the periods indicated therein and to all references to our firm in the Prospectus and the Statement of Additional Information in this Pre-Effective Amendment to the Congressional Effect Family of Funds Registration Statement on Form N-1A.

/s/ Sanville & Company

Sanville & Company

Abington, Pennsylvania
May 22, 2008